EXHIBIT 10.1

                     EIGHTH AMENDMENT TO AND RESTATEMENT OF
                                 LOAN AGREEMENT

          THIS EIGHTH AMENDMENT TO AND RESTATEMENT OF LOAN AGREEMENT (this "Agreement") is made and entered into this 15th day of May, 2002, by LMI AEROSPACE, INC., formerly known as Leonard's Metal, Inc., a Missouri corporation, LMI FINISHING INC., an Oklahoma corporation, LEONARD'S METAL, INC., formerly known as LMI Acquisition, Inc., a Missouri corporation, PRECISE MACHINE COMPANY, a Missouri corporation, TEMPCO ENGINEERING, INC., a Missouri corporation formerly known as Metal Corporation and doing business in the state of California as Metal Corporation of Sun Valley, and VERSAFORM CORP., a California corporation, as co-obligors and co-borrowers and not as accommodation parties (said corporations being jointly and severally referred to herein as "Borrower"), and UNION PLANTERS BANK, N.A., a national banking association, successor to Magna Bank, National Association ("Bank").

                              W I T N E S S E T H:

          WHEREAS, Borrower and Bank have heretofore entered into that certain Loan Agreement dated August 15, 1996 as amended by that certain First Amendment to Loan Agreement dated January 15, 1997, that certain Second Amendment to Loan Agreement dated November 1, 1997, that certain Third Amendment to Loan Agreement dated March 30, 1998 and that certain Fourth Amendment to Loan Agreement dated October 30, 2000, that certain Fifth Amendment to and Restatement of Loan Agreement dated April 2, 2001, that certain Sixth Amendment to Loan Agreement dated October 30, 2001 and that certain Seventh Amendment to Loan Agreement dated November 30, 2001 (the "Loan Agreement"); and

          WHEREAS, Borrower and Bank desire to further amend the Loan Agreement to provide for a new term loan to Borrower in the principal amount of $11,000,000.00, add Versaform Corp. as a co-obligor, and to modify certain other provisions of the Loan Agreement; and

          WHEREAS, Borrower and Bank desire to restate the Loan Agreement, as so amended, in its entirety;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually agree and promise as follows:

SECTION 1.  TERM.

          The "Term" of this Agreement shall be deemed to have commenced on August 15, 1996 and shall end on such date as Borrower's Obligations shall have been paid in full and Bank has no further obligation to loan or advance monies to or for the account of Borrower.

SECTION 2.  DEFINITIONS.

          In addition to the terms defined elsewhere in this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

          Attorneys' Fees shall mean the reasonable out-of-pocket fees (and costs, charges and expenses related thereto) of attorneys retained by Bank from time to time (i) in connection with the negotiation, preparation, execution, delivery, administration and enforcement of this Agreement and/or any of the other Transaction Documents, (ii) to represent Bank in any litigation, contest, dispute, suit or proceeding, or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding, or to file any petition, complaint, answer, motion or other pleading or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Bank, Borrower or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to the Collateral, any Third Party Collateral, this Agreement or any of the other Transaction Documents, Borrower, any Subsidiary of Borrower or any other Obligor, (iii) to protect, collect, lease, sell, take possession of or liquidate any of the Collateral or any Third Party Collateral, (iv) to attempt to enforce any security interest in or other Lien upon any of the Collateral or any Third Party Collateral or to give any advice with respect to such enforcement and (v) to enforce any of Bank's rights to collect any of Borrower's Obligations.

          Borrower's Obligations shall mean any and all indebtedness (principal, interest, fees and other amounts), liabilities and obligations of Borrower to Bank under the Notes, this Agreement, the Security Agreements, the Patent, Trademark and License Security Agreement, the Kansas Assignment of Leases and Rents, the Kansas Mortgage, the Missouri Deed of Trust, the Oklahoma Assignment of Leases and Rents, the Oklahoma Mortgage, any of the other Transaction Documents, or any other agreement, document or instrument heretofore, now or hereafter executed and delivered by Borrower to or for the benefit of Bank, in each case whether now existing or hereafter arising, absolute or contingent, joint and/or several, secured or unsecured, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether created directly or acquired by Bank by assignment or otherwise, and any and all costs of collection and/or Attorneys' Fees incurred or to be incurred in connection therewith.

          Business Day shall mean any day except a Saturday, Sunday or legal holiday observed by Bank.

          Capital Expenditure shall mean any expenditure which, in accordance with generally accepted accounting principles consistently applied, is or should be capitalized on the balance sheet of the Person making the same; provided, however, that Capital Expenditure shall not mean any expenditure in connection with assets purchased pursuant to that certain Asset Purchase Agreement dated as of April 2, 2001, by and between, among others, Tempco Engineering, Inc., a California corporation, Hyco Precision, Inc., a California corporation, and Metal Corporation, Inc., (now known as Tempco Engineering, Inc.), a Missouri corporation.

          Capitalized Lease shall mean any lease which, in accordance with generally accepted accounting principles consistently applied, is or should be capitalized on the balance sheet of the lessee.

          Capitalized Lease Obligations of any Person shall mean, as of the date of any determination thereof, the amount at which the aggregate rental obligations due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a balance sheet of such Person in accordance with generally accepted accounting principles consistently applied.

          Code shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

          Collateral shall mean any Property or assets of Borrower which now or at any time hereafter secure the payment or performance of any of Borrower's Obligations.

          Consolidated Debt Service Coverage Ratio shall mean, for the period in question, the ratio of (a) Consolidated EBITDA during such period to (b) the aggregate amount of all principal payments required to be made by Borrower and its Consolidated Subsidiaries on all Debt during the twelve (12) months following the date of measurement (including the principal portion of payments in respect of Capitalized Leases but excluding principal payments on the Revolving Credit Loans) plus Consolidated Interest Expense during such period, all determined on a consolidated basis and in accordance with generally accepted accounting principles consistently applied.

          Consolidated  EBITDA  shall mean for the period in question the sum of
(a) the after-tax net income (or loss) of Borrower and its Consolidated Subsidiaries for the period in question (exclusive of extraordinary gains and/or losses, gains and/or losses from the sale or other disposition of assets other than in the ordinary course of business, and any revaluation of "available for-sale securities" as that term is defined under FASB 115), plus (b) to the extent deducted in determining net income, the sum of (i) all gross interest expense of Borrower and its Consolidated Subsidiaries during each period, plus
(ii) all provisions for any Federal, state, local and/or foreign income taxes made by Borrower and its Consolidated Subsidiaries during such period (whether paid or deferred), plus (iii) all depreciation and amortization expenses of Borrower and its Consolidated Subsidiaries during such period, all determined on a consolidated basis and in accordance with generally accepted accounting principles consistently applied..

          Consolidated Interest Expense shall mean, for the period in question, without duplication, all gross interest expense of Borrower and its Consolidated Subsidiaries (including, without limitation, all commissions, discounts and/or related amortization and other fees and charges owed by Borrower and its Consolidated Subsidiaries with respect to letters of credit, the net costs associated with interest swap obligations of Borrower and its Consolidated Subsidiaries, capitalized interest expense, the interest portion of Capitalized Lease Obligations and the interest portion of any deferred payment obligation) during such period, all determined on a consolidated basis and in accordance with generally accepted accounting principles consistently applied.

          Consolidated Net Worth shall mean, at any date, the consolidated stockholders' equity of Borrower and its Consolidated Subsidiaries.

          Consolidated Subsidiary shall mean with respect to any Person at any date, any Subsidiary or other entity the assets and liabilities of which are or should be consolidated with those of such Person in its consolidated financial statements as of such date in accordance with generally accepted accounting principles consistently applied.

          Consolidated Tangible Net Worth shall mean, at any date, the consolidated stockholders' equity of Borrower and its Consolidated Subsidiaries (which shall be deemed to exclude subordinated indebtedness) less their Intangible Assets as of such date. For purposes of this definition, "Intangible Assets" shall mean the amount (to the extent reflected in determining such stockholders' equity) of (i) all write-ups in the book value of any asset owned by Borrower or a Consolidated Subsidiary of Borrower resulting from a revaluation thereof subsequent to the date of this Agreement and (ii) goodwill, unamortized debt discount and expense, unamortized deferred charges, patents, trademarks, service marks, trade names, copyrights, organizational and developmental expenses and other similar intangible items and assets.

          Current  Assets  shall  mean all  assets  which,  in  accordance  with
generally  accepted  accounting  principles   consistently  applied,  should  be
classified as current assets on a balance sheet.

          Current Liabilities shall mean all liabilities which, in accordance with generally accepted accounting principles consistently applied, should be classified as current liabilities on a balance sheet.

          Default shall mean an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default as defined in Section 9 hereof.

          Distribution in respect of any corporation shall mean:

               (a) dividends or other distributions on capital stock of the corporation; and

               (b) the redemption, repurchase or other acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock).

          Eligible Accounts shall mean all trade accounts receivable of Borrower which have been invoiced by Borrower or which constitute "unbilled shippers" except for those which remain unpaid for more than ninety (90) days after their invoice dates.

          Eligible Equipment shall mean all equipment of Borrower, valued at the depreciated book value, in accordance with generally accepted accounting principles consistently applied.

          Eligible Inventory shall mean all inventory of Borrower, valued at the lower of cost or market value.

          Eligible Real Estate shall mean those certain parcels of real estate of Borrower encumbered by the Kansas Mortgage, the Missouri Deed of Trust and the Oklahoma Mortgage, respectively, valued at the current appraised value.

          Environmental Laws shall mean the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act and any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or any other hazardous, toxic or dangerous waste, substance or constituent or other substance, whether solid, liquid or gas, as now or at any time hereafter in effect.

          Environmental Lien shall have the meaning ascribed thereto in Section 8.01(k)(vii).

          ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

          ERISA Affiliate shall mean any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

          Event of Default shall have the meaning ascribed thereto in Section 9.

          Hazardous Materials shall mean any hazardous substance or pollutant or contaminant defined as such in (or for the purposes of) any Environmental Law.

          Indebtedness of any Person shall mean and include, without duplication, any and all indebtedness, liabilities and obligations of such Person which in accordance with generally accepted accounting principles consistently applied are or should be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of Property, (ii) obligations secured by any Lien or other charge upon any Property owned by such Person, provided that if such Person has not assumed or become liable for the payment of such obligations, such obligations shall still be included in Indebtedness but the determination of the amount of Indebtedness evidenced by such obligations shall be limited to the book value of such Property, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to any Property acquired by such Person, provided that if the rights and remedies of the seller, lender or lessor in the event of default under such agreement are limited to repossession or sale of such Property such obligations shall still be included in Indebtedness but the determination of the amount of Indebtedness evidenced by such obligations shall be limited to the book value of such Property, (iv) all Guarantees and other contingent indebtedness, liabilities and obligations of such Person whether or not reflected on the balance sheet of such Person and (v) all obligations of such Person as lessee under any Capitalized Lease.

          Kansas Assignment of Leases and Rents shall have the meaning ascribed thereto in Section 6.

          Kansas Mortgage shall have the meaning ascribed thereto in Section 6.

          LIBOR shall mean, as of any date, the highest London Interbank Offered Rate reported for one (1) month in the Money Rates column or any successor column of The Wall Street Journal based on the British Banker's Association average of interbank offered rates for dollar deposits in the London market based on quotations at 16 major banks.

          LIBOR (Term) shall mean, as of any date, the highest London Interbank Offered Rate reported for three (3) months in the Money Rates column or any successor column of The Wall Street Journal based on the British Banker's Association average of interbank offered rates for dollar deposits in the London market based on quotations at 16 major banks.

          Lien shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, hypothecation, judgment lien or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt and any lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

          Missouri  Deed of Trust  shall have the  meaning  ascribed  thereto in
Section 6.

          Multiemployer  Plan shall mean a  "multi-employer  plan" as defined in
Section 4001(a)(3) of ERISA which is maintained for employees of Borrower, any ERISA Affiliate or any Subsidiary of Borrower.

          Notes shall mean the Revolving Credit Note, Term Note A, Term Note B and Term Note C.

          Obligor shall mean Borrower, each Guarantor and each other Person who is or shall become primarily or secondarily liable on any of Borrower's Obligations or who grants Bank a Lien upon any of the Property or assets of such Person as security for any of Borrower's Obligations.

          Occupational Safety and Health Laws shall mean the Occupational Safety and Health Act of 1970, as amended, and any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, as now or at any time hereafter in effect.

          Oklahoma Assignment of Leases and Rents shall have the meaning ascribed thereto in Section 6.

          Oklahoma  Mortgage shall have the meaning  ascribed thereto in Section
6.

          Patent, Trademark and License Security Agreement shall mean that shall mean the Patent, Trademark and License Security Agreement to be executed by Versaform Corp. and delivered to Bank pursuant to Section 6, as the same may from time to time be amended.

          PBGC shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          Pension  Plan shall mean a "pension  plan," as such term is defined in
Section 3(2) of ERISA, which is subject to the provisions of Title IV of ERISA and which is established or maintained by Borrower, any ERISA Affiliate or any Subsidiary of Borrower, other than a Multiemployer Plan.

          Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity or government (whether national, Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          Pledged Note shall mean the Revolving Note made by LMIV Holding Ltd., a corporation organized under the laws of the Province of British Columbia, Canada and wholly-owned subsidiary of LMI Aerospace, Inc., payable to the order of LMI Aerospace, Inc. in the principal amount of up to $1,125,000.00 which shall be endorsed by LMI Aerospace, Inc. "pay to the order of Union Planters Bank, N.A., and its successors and assigns, with full recourse" and signed by LMI Aerospace, Inc., and such Pledged Note shall be delivered by LMI Aerospace, Inc. to Bank as additional Collateral.

          Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. Properties shall mean the plural of Property. For purposes of this Agreement, Borrower and each Subsidiary of Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          Related Party shall mean any Person (other than a wholly-owned Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with, Borrower or any Subsidiary of Borrower, (ii) which beneficially owns or holds ten percent (10%) or more of the equity interest of Borrower or (iii) ten percent (10%) or more of the equity interest of which is beneficially owned or held by Borrower or a Subsidiary of Borrower. The term "control" shall mean the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the capital stock of any Person or the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          Reportable Event shall have the meaning given to such term in ERISA.

          Revolving  Credit  Loan shall  have the  meaning  ascribed  thereto in
Section 3.01(a).

          Revolving  Credit  Note shall  have the  meaning  ascribed  thereto in
Section 3.03(a).

          Revolving Credit Period shall mean the period commencing on March 30, 1998 and ending May 31, 2003.

          Security Agreements shall mean the General Security Agreements to be executed by Borrower and delivered to Bank pursuant to Section 6, as the same may from time to time be amended.

          Senior Funded Debt shall mean the aggregate outstanding principal balance of all indebtedness for borrowed money of Borrower and its Consolidated Subsidiaries, excluding any and all Subordinated Indebtedness of Borrower.

          Subordinated Creditor shall mean Brian Geary.

          Subordinated   Indebtedness   shall  mean,  as  of  the  date  of  any
determination thereof, the aggregate principal amount of all Indebtedness of Borrower outstanding as of such date which is subordinated in writing (either by its terms or pursuant to a subordination agreement) to the payment and priority of all of the Borrower's Obligations in form and substance satisfactory to Bank.

          Subordination Agreement shall mean that certain Subordination Agreement dated the date hereof executed by Brian Geary in favor of Bank subordinating to Borrower's Obligations hereunder all of the indebtedness and other obligations owed by Borrower to Brian Geary and his successors and assigns.

          Subsidiary shall mean, with respect to any Person, any corporation of which fifty percent (50%) or more of the issued and outstanding capital stock entitled to vote for the election of directors (other than by reason of default in the payment of dividends) is at the time owned directly or indirectly by such Person.

          Term shall have the meaning ascribed thereto in Section 1.

          Term  Loan A shall  have  the  meaning  ascribed  thereto  in  Section
4.01(a).

          Term  Loan B shall  have  the  meaning  ascribed  thereto  in  Section
4.01(a).

          Term  Loan C shall  have  the  meaning  ascribed  thereto  in  Section
4.01(a).

          Term Loans shall have the meaning ascribed thereto in Section 4.01(a).

          Term  Note A shall  have  the  meaning  ascribed  thereto  in  Section
4.01(b).

          Term  Note B shall  have  the  meaning  ascribed  thereto  in  Section
4.01(c).

          Term  Note C shall  have  the  meaning  ascribed  thereto  in  Section
4.01(d).

          Term Notes shall mean Term Note A, Term Note B and Term Note C.

          Third Party Collateral shall mean any Property or assets of any Obligor other than Borrower which now or at any time hereafter secure the payment or performance of any of Borrower's Obligations.

          Transaction Documents shall mean this Agreement, the Notes, the Patent, Trademark and License Security Agreement, the Security Agreements, the Kansas Assignment of Leases and Rents, the Kansas Mortgage, the Missouri Deed of Trust, the Oklahoma Assignment of Leases and Rents, the Oklahoma Mortgage, and all other agreements, documents and instruments heretofore, now or hereafter delivered to Bank with respect to or in connection with or pursuant to this Agreement, any Loans made hereunder or any other of Borrower's Obligations, and executed by or on behalf of Borrower, all as the same may from time to time be amended, modified, extended or renewed.


SECTION 3.  THE REVOLVING CREDIT LOANS.

          3.01. Revolving Credit Loans.

          (a) Subject to the terms and conditions of this Agreement, during the Revolving Credit Period of this Agreement, and so long as no Default or Event of Default under this Agreement has occurred and is continuing, Bank hereby agrees to make such loans (individually, a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") to Borrower as Borrower may from time to time request pursuant to Section 3.02. The aggregate principal amount of Revolving Credit Loans which Bank shall be required to have outstanding under this Agreement at any one time shall not exceed the lesser of (A) $7,000,000.00 or
(B) the Borrowing Base. Subject to the terms and conditions of this Agreement, Borrower may borrow, repay and reborrow such sums from Bank, provided, however, that in no event may the aggregate outstanding principal amount of Revolving Credit Loans on any given day exceed the applicable amount specified in the preceding sentence. All Revolving Credit Loans not paid prior to the last day of the Revolving Credit Period, together with all accrued and unpaid interest thereon, shall be due and payable on the last day of the Revolving Credit Period.

          (b) For purposes of this Agreement, the "Borrowing Base" shall mean the sum of:

               (i) Eighty-Five Percent (85%) of the face amount of all then existing Eligible Accounts; plus

               (ii) the sum of (A) Fifty Percent (50%) of the Eligible Inventory of Borrower consisting of finished goods, (B) Thirty Percent (30%) of the Eligible Inventory of Borrower consisting of work in process, and (C) Sixty-Five Percent (65%) of the Eligible Inventory of Borrower consisting of raw materials; plus

               (iii) Fifty Percent (50%) of the Eligible Equipment; plus

               (iv) Eighty Percent (80%) of the Eligible Real Estate; minus

               (v) the current outstanding Revolving Credit Loan balance; minus

               (vi) the current outstanding Term Loan A balance; minus

               (vii) the current outstanding Term Loan B balance; minus

               (viii) the current outstanding Term Loan C balance.

          (c) Borrower shall deliver to Bank monthly by the fifteenth (15th) day of each month (calculated as of the close of business of the prior month) a collateral report in the form of Exhibit E attached hereto and incorporated herein by reference (or in such other form as Bank shall require from time to time) (a "Collateral Report") setting forth:

               (i) the Borrowing Base and its components as of the end of the immediately preceding month;

               (ii) the aggregate principal amount of all Revolving Credit Loans outstanding as of the end of the immediately preceding month; and

               (iii) the difference, if any, between the Borrowing Base and the aggregate principal amount of all Revolving Credit Loans outstanding as of the end of the immediately preceding month.

          The Borrowing Base shown in such Collateral Report shall be and remain the Borrowing Base hereunder until the next Collateral Report is delivered to Bank, at which time the Borrowing Base shall be the amount shown in such subsequent Collateral Report. Each Collateral Report shall be certified as to truth and accuracy by the president or the chief financial officer of Borrower.

          (d) If at any time the aggregate outstanding principal amount of the Revolving Credit Loans is greater than the Borrowing Base as shown on the most recent Collateral Report, Borrower shall be automatically required (without demand or notice of any kind by Bank, all of which are hereby expressly waived by Borrower) to immediately repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate outstanding principal amount of the Revolving Credit Loans to the amount of the Borrowing Base.

          3.02 Procedure for Borrowing. (a) Borrower shall give oral or written notice (a "Borrowing Notice") to Bank by 2:00 p.m. (St. Louis time) on the Business Day of each Revolving Credit Loan, specifying:

               (i) the date of such Revolving Credit Loan, which shall be a Business Day,

               (ii) the  aggregate  principal  amount of such  Revolving  Credit
     Loan,

               (iii) that on the date of, and after giving effect to, such Revolving Credit Loan, no Default or Event of Default under this Agreement has occurred and is continuing, and

               (iv) that on the date of, and after giving effect to, such Revolving Credit Loan, all of the representations and warranties of Borrower contained in this Agreement and in the other Transaction Documents are true and correct in all material respects on and as of such date of such Revolving Credit Loan as if made on and as of the date of such Revolving Credit Loan.

          (b) Bank shall make the proceeds of the applicable Revolving Credit Loan available to Borrower by transferring the amount of such Revolving Credit Loan to such account maintained with Bank as Borrower shall specify in the Borrowing Notice, not later than 2:30 p.m. (St. Louis time) on the Business Day specified in said Borrowing Notice.

          (c) Borrower hereby irrevocably authorizes Bank to rely on telephonic, telegraphic, telecopy, telex or written instructions of Ronald S. Saks or Lawrence E. Dickinson (or any other individual from time to time authorized to act on behalf of Borrower pursuant to a resolution adopted by the Board of Directors of Borrower and certified by the Secretary of Borrower and delivered to Bank) with respect to any request to make a Revolving Credit Loan or a repayment hereunder, and on any signature which Bank believes to be genuine, and Borrower shall be bound thereby in the same manner as if such person were actually authorized or such signature were genuine. Borrower also hereby agrees to indemnify Bank and hold Bank harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) relating to or arising out of or in connection with the acceptance of instructions for making Revolving Credit Loans or repayments hereunder, except for such of the foregoing as result directly from Bank's gross negligence or willful misconduct.

          3.03 Revolving Credit Note. (a) The Revolving Credit Loans of Bank to Borrower shall be evidenced by an Amended and Restated Revolving Note of Borrower dated the date hereof and payable to the order of Bank in the principal amount of $7,000,000.00, which Promissory Note shall be in substantially the form of Exhibit A attached hereto and incorporated herein by reference (as the same may from time to time be amended, modified, extended or renewed, the "Revolving Credit Note").

          (b) Bank shall record the date, amount, type and maturity of each Revolving Credit Loan made by it and the date and amount of each payment of principal made by Borrower with respect thereto in Bank's books and records. The books and records of Bank showing the account between Bank and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

          3.04 Interest Rates. (a) So long as no Event of Default under this Agreement has been declared by Bank and is continuing, all Revolving Credit Loans shall bear interest prior to maturity at a rate per annum equal to LIBOR plus Two and One-Fourth percent (2.25%) (fluctuating as and when LIBOR shall change). So long as any Event of Default under this Agreement has been declared by Bank and is continuing, each Revolving Credit Loan shall bear interest prior to maturity at a rate per annum equal to Two Percent (2.0%) over and above the rate applicable immediately preceding such Event of Default. Interest on Revolving Credit Loans shall be payable monthly in accordance with the terms of the Revolving Credit Note, and at the maturity of the Revolving Credit Note, whether by reason of acceleration or otherwise. From and after the maturity of the Revolving Credit Note, whether by reason of acceleration or otherwise, each Revolving Credit Loan shall bear interest payable on demand until paid at a rate per annum equal to Two Percent (2.0%) over and above the rate applicable immediately preceding maturity.

          (b) Bank shall  calculate  the  interest  accrued with respect to each
Revolving  Credit  Loan  hereunder  and  its  determination   thereof  shall  be
conclusive in the absence of manifest error.

SECTION 4.  THE TERM LOANS.

          4.01 Commitment of Bank.

          (a) Bank agrees to make Borrower a term loan in the original principal amount of Fourteen Million Two Hundred Fifty Thousand Dollars ($14,250,000.00) ("Term Loan A"), a multi-advance term loan of up to One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) ("Term Loan B") and a term loan in the original principal amount of Eleven Million ($11,000,000.00) ("Term Loan C" and collectively with Term Loan A and Term Loan B referred to herein as the "Term Loans").

          (b) Term Loan A shall be evidenced by an Amended and Restated Term Loan Promissory Note of Borrower dated the date hereof and payable to the order of Bank in the original principal amount of $14,250,000.00 (as the same may from time to time be amended, modified, extended or renewed, the "Term Note A"), an unexecuted copy of which is attached hereto as Exhibit B. Term Note A shall mature on September 15, 2004 (on which date all unpaid principal and all accrued and unpaid interest shall become due and payable). Principal on the Term Note A shall be payable in thirty-six (36) consecutive monthly installments as follows:
Thirty-five (35) equal consecutive monthly installments in the amount of One Hundred Sixty-Nine Thousand Six Hundred Forty-Two and 86/100 Dollars ($169,642.86) each, due and payable on the fifteenth day of each month, commencing on October 15, 2001, with the thirty-sixth (36th) and final installment in the amount of the then outstanding principal balance due and payable on September 15, 2004. Interest on the outstanding principal balance of Term Note A shall be payable monthly, on the fifteenth day of each month commencing April 15, 2001 and at the maturity of Term Note A, whether by reason of acceleration or otherwise. Interest on Term Note A shall be calculated as provided for under Section 4.02(a).

          (c) Term Loan B shall be evidenced by an Amended and Restated Term Loan Promissory Note of Borrower dated the date hereof and payable to the order of Bank in the original principal amount of $1,250,000.00 (as the same may from time to time be amended, modified, extended or renewed, the "Term Note B"), an unexecuted copy of which is attached hereto as Exhibit C. Term Note B may be funded in multiple advances from time to time until May 31, 2003; provided, however, that the maximum aggregate principal amount of all advances under Term Note B shall not exceed One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00). No advances may be made under Term Note B after May 31, 2003 and no principal repaid during the term of Term Note B may be reborrowed. Term Note B shall mature on May 31, 2003 (on which date all unpaid principal and all accrued and unpaid interest shall become due and payable). Interest on the outstanding principal balance of Term Note B shall be payable monthly, on the fifteenth day of each month commencing April 15, 2001 and at the maturity of Term Note B, whether by reason of acceleration or otherwise. Interest on Term Note B shall be calculated as provided for under Section 4.02(b).

          (d) Term Loan C shall be evidenced by a Term Loan Promissory Note of Borrower dated the date hereof and payable to the order of Bank in the original principal amount of $11,000,000.00 (as the same may from time to time be amended, modified, extended or renewed, the "Term Note C"), an unexecuted copy of which is attached hereto as Exhibit D. Term Note C shall mature on October 15, 2005 (on which date all unpaid principal and all accrued unpaid interest shall become due and payable). Principal on the Term Note C shall be payable in thirty-six (36) consecutive monthly installments as follows: Thirty-five (35) equal consecutive monthly installments in the amount of One Hundred Thirty Thousand Nine Hundred Fifty-Two and 38/100 Dollars ($130,952.38) each, due and payable on the fifteenth day of each month, commencing on November 15, 2002, with the thirty-sixth (36th) and final installment in the amount of the then outstanding principal balance due and payable on October 15, 2005. Interest on the outstanding principal balance of Term Note C shall be payable monthly, on the fifteenth day of each month commencing June 15, 2002 and at the maturity of Term Note C, whether by reason of acceleration or otherwise. Interest on Tern Note C shall be calculated as provided for under Section 4.02(c).

          4.02 Interest Rates. (a) So long as no Event of Default has been declared by Bank and is continuing, Term Note A shall bear interest prior to maturity at a rate per annum equal to LIBOR (Term) plus Three Percent (3%) (determined as of the date hereof and fluctuating as of the first day of each calendar quarter thereafter based on the LIBOR (Term) effective as of such date); provided, however, that the applicable rate shall at no time be less that Seven Percent (7%) per annum nor greater than Eight and One-Half Percent (8.5%) per annum. From and after the declaration of an Event of Default by Bank, so long as such Event of Default has not been cured or waived in writing by Bank, and from and after the maturity of Term Note A, whether by reason of acceleration or otherwise, the unpaid principal balance of Term Note A shall bear interest until paid at a rate per annum equal to Two Percent (2%) over and above the rate applicable immediately preceding such Event of Default. Interest shall be computed with respect to Term Note A on an actual day, 360-day year basis.

          (b) So long as no Event of Default has been declared by Bank and is continuing, Term Note B shall bear interest prior to maturity at a rate per annum equal to LIBOR (Term) plus Three Percent (3%) (determined as of the date hereof and fluctuating as of the first day of each calendar quarter thereafter based on the LIBOR (Term) effective as of such date). From and after the declaration of an Event of Default by Bank, so long as such Event of Default has not been cured or waived in writing by Bank, and from and after the maturity of Term Note B, whether by reason of acceleration or otherwise, the unpaid principal balance of Term Note B shall bear interest until paid at a rate per annum equal to Two Percent (2%) over and above the rate applicable immediately preceding such Event of Default. Interest shall be computed with respect to Term Note B on an actual day, 360-day year basis.

          (c) So long as no Event of Default has been declared by Bank and is continuing, Term Note C shall bear interest prior to maturity at a rate per annum equal to LIBOR (Term) plus Three Percent (3%) (determined as of the date hereof and fluctuating as of the first day of each calendar quarter thereafter based on the LIBOR (Term) effective as of such date). From and after the declaration of an Event of Default by Bank, so long as such Event of Default has not been cured or waived in writing by Bank, and from and after the maturity of Term Note C, whether by reason of acceleration or otherwise, the unpaid principal balance of Term Note C shall bear interest until paid at a rate per annum equal to Two Percent (2%) over and above the rate applicable immediately preceding such Event of Default. Interest shall be computed with respect to Term Note C on an actual day, 360-day year basis.

          4.03 Prepayment. Borrower shall be privileged to prepay all at any time or any portion from time to time of the unpaid principal under the Term Notes prior to maturity, without penalty or premium, provided that: (i) partial prepayments shall be applied to installments of principal under the Term Notes in the inverse order of their stated maturities; (ii) on each prepayment date, Borrower shall pay to Bank all accrued and unpaid interest on the principal portion of the Note being prepaid to and including the date of such prepayment;
(iii) Borrower shall have the option to select which Term Note such prepayment shall be applied; and (iv) no Default or Event of Default under this Agreement shall have occurred and be continuing.

          4.04 Payments not on a Business Day. In case any installment of principal or interest under the Term Notes shall become due on a day which is not a Business Day, such principal and interest shall be payable on the next succeeding Business Day.

SECTION 5.  PRECONDITIONS TO LOANS.

          Notwithstanding any provision contained herein to the contrary, Bank shall have no obligation to make the Loans hereunder unless Bank shall have first received:

               1. this Agreement and the Notes, each executed by a duly authorized officer of Borrower;

               2. the duly executed Security Agreements, Patent, Trademark and License Security Agreement, Kansas Assignment of Leases and Rents, Kansas Mortgage, Missouri Deed of Trust, Oklahoma Assignment of Leases and Rents,
Oklahoma Mortgage, financing statements and such other documents as Bank may reasonably require under Section 6;

               3. the Pledged Note, executed by an authorized officer of LMIV Holding, Ltd., which Pledged Note shall have been endorsed and delivered by LMI Aerospace, Inc. to Bank;

               4. a Subordination Agreement (which must be in form and substance satisfactory to Bank) duly executed by Brian Geary;

               5. a copy of resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Agreement, the Notes, the Security Agreements, the Kansas Assignment of Leases and Rents, the Kansas Mortgage, the Missouri Deed of Trust, the Oklahoma Assignment of Leases and Rents, the Oklahoma Mortgage, and the other Transaction Documents, certified by the President and Secretary of Borrower;

               6. a copy of the Certificate or Articles of Incorporation of Borrower, including any amendments thereto, certified by the Secretary of State of the State of Missouri, the State of Oklahoma and of the State of California, as applicable, or a certificate of the Secretary or Assistant Secretary of the appropriate Borrower certifying that no changes have occurred since they were last furnished to Bank;

               7. a copy of the By-Laws of Borrower, including any amendments thereto, certified by the Secretary of Borrower or a certificate of the Secretary or Assistant Secretary of the appropriate Borrower certifying that no changes have occurred since they were last furnished to Bank;

               8. an incumbency certificate, executed by the Secretary of Borrower, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing any of the Transaction Documents;

               9. certificates of corporate good standing of Borrower;

               10. an opinion of counsel of Gallop, Johnson & Neuman, L.C., independent counsel to Borrower, in form and substance acceptable to Bank;

               11. evidence satisfactory to Bank and its counsel of the closing of the purchase by Borrower of all of the outstanding stock of Versaform Corp., 541755 B.C. Ltd. and Versaform Canada Corporation on terms and conditions acceptable to Bank; and

               12.   such   other   agreements,   documents,   instruments   and
certificates as Bank may reasonably request.

SECTION 6.  COLLATERAL DOCUMENTS

          In order to secure the payment when due of Borrower's Obligations, Borrower shall convey to Bank a security interest in all of Borrower's personal property, including, without limitation, all of Borrower's accounts receivable, inventory, chattel paper, general intangibles, goods, machinery, equipment, fixtures, monies, securities, books, records, and all accessions, substitutions, renewals, improvements, replacements, proceeds and products thereof, which security interest shall be a first and prior interest in all such items. Said security interest shall be evidenced by General Security Agreements dated as of April 2, 2001 and executed by each Borrower in favor of Bank, as amended by that certain Amended and Restated Security Agreements dated the date hereof (as the same may from time to time be further amended, the "General Security
Agreements"). In connection with and in addition to the General Security Agreements, Borrower's Obligations shall further be secured by a certain Patent, Trademark and License Security Agreement dated the date hereof and executed by Versaform Corp. in favor of Bank encumbering certain of its intellectual property (as the same may from time to time be further amended, the "Patent, Trademark and License Security Agreement"). Borrower's Obligations shall further be secured by a Future Advance Mortgage and Security Agreement dated the date hereof executed by Leonard's Metal, Inc. in favor of Bank encumbering its real property in Sedgwick County, Kansas (as the same may from time to time be amended, the "Kansas Mortgage"), by a Collateral Assignment of Leases and Rents dated the date hereof executed by Leonard's Metal, Inc. in favor of Bank relating to its real property in Sedgwick County, Kansas (as the same may from time to time be amended, the "Kansas Assignment of Leases and Rents"), by a Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated the date hereof executed by Leonard's Metal, Inc. in favor of Bank encumbering its real property in St. Charles County, Missouri (as the same may from time to time be amended, the "Missouri Deed of Trust"), by the Mortgage and Security Agreement dated the date hereof executed by LMI Finishing, Inc. in favor of Bank encumbering its real property in Rogers County, Oklahoma (as the same may from time to time be amended, the "Oklahoma Mortgage"), and by the Assignment of Leases and Rents dated the date hereof executed by LMI Finishing, Inc. in favor of Bank relating to its real property in Rogers County, Oklahoma (as the same may from time to time be amended, the "Oklahoma Assignment of Leases and Rents"). Upon demand, Borrower shall pay all legal and filing fees and expenses incurred by Bank in the preparation of the foregoing documents and perfection of the security interests and liens contemplated thereby. Bank shall have no obligation to make the Loans hereunder unless and until Borrower has fully satisfied these requirements. Borrower further covenants and agrees to execute and deliver to Bank any and all financing statements, continuation statements and such other documentation as may be requested by Bank in order to create, perfect and continue such security interests.

SECTION 7.  REPRESENTATIONS AND WARRANTIES.

          Each Borrower represents and warrants to Bank that:

          7.01 Corporate Existence and Power. Borrower: (a) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate powers and all governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted; and (c) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition or operations.

          7.02 Corporate Authorization. The execution, delivery and performance by Borrower of this Agreement, the Notes, the Security Agreements and the other Transaction Documents are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action.

          7.03 Binding Effect. This Agreement, the Notes, the Security Agreements and the other Transaction Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights in general.

          7.04 Financial Statements. Borrower has furnished Bank with the following financial statements, identified by the principal financial officer of
Borrower: (1) consolidated balance sheets and profit and loss statements of Borrower and its Consolidated Subsidiaries as of December 31, 2001, all certified by Borrower's independent certified public accountants, which financial statements have been prepared in accordance with generally accepted accounting principles consistently applied; and (2) unaudited consolidated balance sheets and profit and loss statements of Borrower and its Consolidated Subsidiaries as of March 31, 2002, certified by the principal financial officer of Borrower as being true and correct to the best of his knowledge and as being prepared in accordance with Borrower's normal accounting procedures. Borrower further represents that: (1) said balance sheets and their accompanying notes fairly present the condition of Borrower and its Consolidated Subsidiaries as of the dates thereof; (2) there has been no material adverse change in the condition or operation, financial or otherwise, of Borrower or any of its Consolidated Subsidiaries since March 31, 2002; and (3) neither Borrower nor any of its Consolidated Subsidiaries has any direct or contingent liabilities which are not disclosed on said financial statements.

          7.05 Litigation. Except as disclosed in Schedule 7.05 attached hereto, there is no action or proceeding pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any Subsidiary of Borrower before any court, arbitrator or any governmental, regulatory or administrative body, agency or official which could result in any material adverse change in the condition or operation, financial or otherwise, of Borrower or any Subsidiary of Borrower, and neither Borrower nor any Subsidiary of Borrower is in default with respect to any order, writ, injunction, decision or decree of any court, arbitrator or any governmental, regulatory or administrative body, agency or official, a default under which would have a material adverse effect on Borrower or any Subsidiary of Borrower.

          7.06 Pension and Welfare Plans. Each Pension Plan complies with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither Borrower nor any ERISA Affiliate nor any Subsidiary of Borrower has withdrawn from any Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 or 4205 of ERISA, respectively; no steps have been instituted by Borrower, any ERISA Affiliate or any Subsidiary of Borrower to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could result in the incurrence by Borrower, any ERISA Affiliate or any Subsidiary of Borrower of any material liability, fine or penalty; and neither Borrower nor any ERISA Affiliate nor any Subsidiary of Borrower is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Neither Borrower nor any Subsidiary of Borrower has any contingent liability with respect to any "employee welfare benefit plan", as such term is defined in Section 3(a) of ERISA, which covers retired employees and their beneficiaries.

          7.07 Tax Returns and Payment. Borrower and each Subsidiary of Borrower has filed all Federal, state and local income tax returns and all other tax returns which are required to be filed and has paid all taxes due pursuant to such returns or pursuant to any assessment received by Borrower or any Subsidiary of Borrower, except for the filing of such returns, if any, in respect of which an extension of time for filing is in effect and except for such taxes, if any, as are being contested in good faith by appropriate proceedings being diligently conducted and as to which adequate reserves in accordance with generally accepted accounting principles consistently applied have been provided. The charges, accruals and reserves on the books of Borrower and each Subsidiary of Borrower in respect of any taxes or other governmental charges are, in the opinion of Borrower, adequate.

          7.08 Subsidiaries. Borrower currently has no further subsidiaries, other than LMIV Holding Ltd., a corporation organized under the laws of the Province of British Columbia, Canada, which is a wholly-owned subsidiary of LMI Aerospace, Inc. Versaform Canada Corporation and 541775 B.C., Ltd., each corporations organized under the laws of the Province of British Columbia, Canada are wholly-owned subsidiaries of LMIV Ltd.

          7.09 Compliance With Other Instruments; None Burdensome. Neither Borrower nor any Subsidiary of Borrower is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, Property or financial condition and which is not disclosed on Borrower's financial statements heretofore submitted to Bank; none of the execution and delivery by Borrower of the Transaction Documents, the consummation of the transactions therein contemplated or the compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower, or any of the provisions of Borrower's Certificate or Articles of Incorporation or By-Laws or any of the provisions of any indenture, agreement, document, instrument or undertaking to which Borrower is a party or subject, or by which it or its Property is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents.

          7.10 Other Loans and Guarantees. Except as disclosed on Schedule 7.10 attached hereto, neither Borrower nor any Subsidiary of Borrower is a party to any loan transaction or Guarantee.

          7.11 Labor Matters. Except as disclosed on Schedule 7.11 attached hereto, (a) no labor contract to which Borrower or any Subsidiary of Borrower is subject is scheduled to expire during the Term of this Agreement and (b) on the date of this Agreement, (i) neither Borrower nor any Subsidiary of Borrower is a party to any labor dispute and (ii) there are no strikes or walkouts relating to any labor contract to which Borrower or any Subsidiary of Borrower is subject.

          7.12 Title to Property. Borrower and each Subsidiary of Borrower is the sole and absolute owner of, or has the legal right to use and occupy, all Property it claims to own or which is necessary for Borrower or such Subsidiary of Borrower to conduct its business. Neither Borrower nor any Subsidiary of Borrower has signed any financing statements, security agreements or chattel mortgages with respect to any of its Property, has granted or permitted any Liens with respect to any of its Property or has any knowledge of any Liens with respect to any of its Property, except as disclosed on Schedule 7.12 attached hereto.

          7.13 Regulation U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended. If requested by Bank, Borrower shall furnish to Bank a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

          7.14 Multi-Employer Pension Plan Amendments Act of 1980. Borrower and each Subsidiary of Borrower is in compliance with the Multi-Employer Pension Plan Amendments Act of 1980, as amended ("MEPP"), and has no liability for pension contributions pursuant to MEPP.

          7.15 Investment Company Act of 1940; Public Utility Holding Company Act of 1935. Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

          7.16  Patents,  Licenses,  Trademarks,  Etc.  Except as  disclosed  on
Schedule 7.16 attached hereto, neither Borrower nor any Subsidiary has any patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, copyrights, licenses or other intellectual property which are material to the business of Borrower or any Subsidiary. Borrower may at any time amend, modify or supplement Schedule 7.16 by notifying Bank in writing of any changes thereto, and thereby the representations and warranties contained in the first sentence of this Section 4.16 shall be amended accordingly so long as such amendment, modification or supplement is made within thirty (30) days after the occurrence of any such changes in the facts stated therein and that such changes reflect transactions that are permitted under this Agreement. Borrower and each Subsidiary possesses all necessary patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses and other intellectual property to conduct its business without conflict with any patent, patent right, trademark, trademark right, trade name, copyright, license or other intellectual property of any other Person.

          7.17 Environmental and Health and Safety Matters. Except as disclosed on Schedule 7.17 attached hereto or in reports listed on Schedule 7.17 and delivered to Bank: (i) the operations of Borrower and each Subsidiary of Borrower comply with (A) all applicable Environmental Laws and (B) all applicable Occupational Safety and Health Laws; (ii) none of the operations of Borrower or any Subsidiary of Borrower are subject to any judicial, governmental, regulatory or administrative proceeding alleging the violation of any Environmental Law or Occupational Safety and Health Law; (iii) none of the operations of Borrower or any Subsidiary of Borrower is the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to (A) any spillage, disposal or release into the environment of any Hazardous Material or any other hazardous, toxic or dangerous waste, substance or constituent or other substance, or (B) any unsafe or unhealthful condition at any premises of Borrower or such Subsidiary of Borrower; (iv) neither Borrower nor any Subsidiary of Borrower has filed any notice under any Environmental Law or Occupational Safety and Health Law indicating or reporting (A) any past or present spillage, disposal or release into the environment of, or treatment, storage or disposal of, any Hazardous Material or any other hazardous, toxic or dangerous waste, substance or constituent or other substance or (B) any unsafe or unhealthful condition at any premises of Borrower or such Subsidiary of Borrower; and (v) neither Borrower nor any Subsidiary of Borrower has any known contingent liability in connection with (A) any spillage, disposal or release into the environment of, or otherwise with respect to, any Hazardous Material or any other hazardous, toxic or dangerous waste, substance or constituent or other substance or (B) any unsafe or unhealthful condition at any premises of Borrower or such Subsidiary of Borrower.

SECTION 8.  COVENANTS.

          8.01 Affirmative Covenants of Borrower. Borrower covenants and agrees that, so long as Bank has any obligation to make any Loan hereunder or any of Borrower's Obligations remain unpaid:

          (a) Information. Borrower will deliver to Bank:

               (i) As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, consolidated balance sheets of Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flow for such fiscal year, setting forth in each case, in comparative form, the figures for the previous fiscal year, all such financial statements to be prepared in accordance with generally accepted accounting principles consistently applied and reported on by and accompanied by the unqualified opinion of independent certified public accountants of nationally recognized standing selected by Borrower and reasonably acceptable to Bank together with (i) if requested by Bank, a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual audit report, such accountants have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such accountants have become aware of any such event, describing it and the steps, if any, being taken to cure it and (ii) the computations of such accountants evidencing Borrower's compliance with the financial covenants contained in this Agreement;

               (ii) As soon as available and in any event within forty-five (45) days after the end of each month, consolidated and consolidating balance sheets of Borrower and its Consolidated Subsidiaries as of the end of such month and the related consolidated and consolidating statements of income, retained earnings and cash flow for such month and for the portion of Borrower's fiscal year ended at the end of such month, setting forth in each case in comparative form, the figures for the corresponding month and the corresponding portion of Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the principal financial officer of Borrower;

               (iii) Simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate of the principal financial officer of Borrower, in the form attached hereto as Exhibit F and incorporated herein by reference, accompanied by supporting financial work sheets where appropriate;

               (iv) Promptly upon receipt thereof, any reports submitted to Borrower or any Consolidated Subsidiary of Borrower (other than reports previously delivered pursuant to Sections 8.01(a)(i) and (ii) above) by independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower or any Consolidated Subsidiary of Borrower; and

               (v)  With  reasonable   promptness,   such  further   information
     regarding the business, affairs and financial position of Borrower or any Subsidiary of Borrower as Bank may from time to time reasonably request.

          Bank is hereby authorized to deliver a copy of any financial statement or other information made available by Borrower to any regulatory authority having jurisdiction over Bank, pursuant to any request therefor.

          (b) Payment of Indebtedness. Borrower and each Subsidiary of Borrower will (i) pay any and all Indebtedness payable or Guaranteed by Borrower or such Subsidiary of Borrower, as the case may be, and any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or prior to the expiration of any applicable cure periods, in accordance with the agreement or instrument relating to such Indebtedness or Guarantee and (ii) faithfully perform, observe and discharge all covenants, conditions and obligations which are imposed upon Borrower or such Subsidiary of Borrower, as the case may be, by any and all agreements, documents, instruments and indentures evidencing, securing or otherwise relating to such Indebtedness or Guarantee.

          (c) Consultations and Inspections. Borrower will permit, and will cause each Subsidiary of Borrower to permit, Bank (and any Person appointed by Bank to whom Borrower does not reasonably object) to discuss the affairs, finances and accounts of Borrower and each Subsidiary of Borrower with the officers of Borrower and each Subsidiary of Borrower, all at such reasonable times and as often as Bank may reasonably request. Borrower will also permit, and will cause each Subsidiary of Borrower to permit, inspection of its Properties, books and records by Bank during normal business hours or at other reasonable times.

          (d) Payment of Taxes; Corporate Existence; Maintenance of Properties; Insurance. Borrower and each Subsidiary of Borrower will:

               (i) Duly file all Federal, state and local income tax returns and all other tax returns and reports of Borrower and each Subsidiary of Borrower which are required to be filed and duly pay and discharge promptly all taxes, assessments and other governmental charges imposed upon it or any of its Property; provided, however, that neither Borrower nor any Subsidiary of Borrower shall be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in form and amount satisfactory to Bank have been provided, except that Borrower and each Subsidiary of Borrower shall pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond;

               (ii) Do all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchise and to be duly qualified to do business in all jurisdictions where the nature of its business requires such qualification;

               (iii) Maintain and keep its Properties as a whole in good repair, working order and condition; provided, however, that nothing in this subsection (iii) shall prevent any abandonment of any Property which is not disadvantageous in any material respect to Bank and which, in the opinion of the management of Borrower, is in the best interests of Borrower or such Subsidiary of Borrower, as the case may be; and

               (iv) Insure with financially sound and reputable insurers acceptable to Bank, all Property of Borrower and each Subsidiary of Borrower of the character usually insured by corporations engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such corporations, unless higher limits or coverage are reasonably required in writing by Bank, and carry adequate liability insurance and other insurance of a kind and in an amount generally carried by corporations engaged in the same or similar businesses similarly situated, unless higher limits or coverage are reasonably required in writing by Bank. All such insurance may be subject to reasonable deductible amounts. Promptly upon Bank's request therefor, Borrower shall provide Bank with evidence that Borrower maintains, and that each Subsidiary of Borrower maintains, the insurance required under this
     Section 8.01(d)(iv), and evidence of the payment of all premiums therefor.

          (e) Accountant. Borrower shall give Bank prompt notice of any change of Borrower's independent certified public accountants and a statement of the reasons for such change. Borrower shall at all times utilize independent certified public accountants reasonably acceptable to Bank.

          (f) ERISA Compliance. If Borrower or any Subsidiary of Borrower shall have any Pension Plan, Borrower and such Subsidiary or Subsidiaries of Borrower shall comply with all requirements of ERISA relating to such plan. Without limiting the generality of the foregoing, neither Borrower nor any Subsidiary of Borrower will:

               (i) permit any Pension Plan maintained by it to engage in any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended;

               (ii) permit any Pension Plan maintained by it to incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, 29 U.S.C. Section 1082, whether or not waived;

               (iii) terminate any such Pension Plan in a manner which could result in the imposition of a Lien on any Property of Borrower or any Subsidiary of Borrower pursuant to Section 4068 of ERISA, 29 U.S.C. Section 1368; or

               (iv) take any action which would constitute a complete or partial withdrawal from a Multiemployer Plan within the meaning of Sections 4203 and 4205 of Title IV of ERISA.

          Notwithstanding any provision contained in this Section 8.01(f) to the contrary, an act by Borrower or any Subsidiary of Borrower shall not be deemed to constitute a violation of subparagraphs (i) through (iv) hereof unless Bank determines in good faith that said action, individually or cumulatively with other acts of Borrower and the Subsidiaries of Borrower, does have or is likely to cause a significant adverse financial effect upon Borrower or any Subsidiary of Borrower.

          Borrower shall have the affirmative obligation hereunder to report to Bank any of those acts identified in subparagraphs (i) through (iv) hereof, regardless of whether said act does or is likely to cause a significant adverse financial effect upon Borrower or any Subsidiary of Borrower, and failure by Borrower to report such act promptly upon Borrower's becoming aware of the existence thereof shall constitute an Event of Default hereunder.

          (g) Maintenance of Books and Records. Borrower and each Subsidiary of Borrower will maintain its books and records in accordance with generally accepted accounting principles consistently applied and in which true, correct and complete entries will be made of all of its dealings and transactions.

          (h) Further Assurances. Borrower will execute any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which Bank may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement, the Note, the Security Agreements and the other Transaction Documents.

          (i) Financial Covenants. Borrower will:

               (i) Maintain a Consolidated Tangible Net Worth of at least $30,000,000.00 as of each fiscal quarter end of Borrower, which minimum Consolidated Tangible Net Worth shall increase as of the end of each fiscal year of Borrower, commencing with the fiscal year ending December 31, 2002, by an amount equal to Seventy-Five (75%) of the after-tax net income shown on Borrower's consolidated financial statements for such fiscal year, such required increases to be cumulative for each fiscal year;


               (ii) Have a Senior  Funded Debt to  Consolidated  EBITDA ratio of
     (A) not more than 3.25 to 1.0 as of the end of each fiscal quarter of Borrower for the twelve month period then ended, commencing with the fiscal quarter ending on June 30, 2002, and (B) not more 3.0 to 1.0 as of the end of each fiscal quarter of Borrower for the twelve month period then ended, commencing with the fiscal quarter ending on December 31, 2003 and for each fiscal quarter of Borrower ending thereafter;

               (iii) Have a minimum Consolidated Debt Service Coverage Ratio of at least 1.25 to 1.0 as of the end of each fiscal quarter of Borrower for the twelve (12) month period then ended, commencing with the fiscal quarter ending on June 30, 2001;

               (iv) Deliver a certificate of the principal financial officer of Borrower containing the financial calculations required in clauses (i) and
     (ii) above simultaneously with the financial statements referred to in Sections 8.01(a)(i) and (ii).

          (j) Compliance with Law. Borrower will, and will cause each Subsidiary of Borrower to, comply in all material respects with any and all laws, ordinances and governmental and regulatory rules and regulations to which it is subject and obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially adversely affect the condition or operation, financial or otherwise, of Borrower or any Subsidiary of Borrower.

          (k) Notices. Borrower will notify Bank in writing of any of the following promptly, but in no event more than five (5) days after an executive officer of Borrower learns of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

               (i) Default. The occurrence of any Default or Event of Default under this Agreement or any default or event of default by Borrower, any other Obligor or any Subsidiary of Borrower under any note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other similar agreement, document or instrument to which Borrower, any other Obligor or any Subsidiary of Borrower, as the case may be, is a party or by which it is bound or to which it is subject;

               (ii) Litigation. The institution of any litigation, arbitration proceeding or governmental or regulatory proceeding affecting Borrower, any other Obligor, any Subsidiary of Borrower, any Collateral or any Third Party Collateral, whether or not considered to be covered by insurance;

               (iii) Judgment. The entry of any judgment or decree against Borrower, any other Obligor or any Subsidiary of Borrower;

               (iv) Pension Plans. The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by Borrower, any ERISA Affiliate or any Subsidiary of Borrower; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by Borrower, any ERISA Affiliate or any Subsidiary of Borrower from any Multiemployer Plan; or the incurrence of any material increase in the contingent liability of Borrower or any Subsidiary of Borrower with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

               (v) Change of Name. Any change in the name of Borrower, any other Obligor or any Subsidiary of Borrower;

               (vi) Change in Place(s) of Business. Any proposed opening, closing or other change of any place of business of Borrower or any Subsidiary of Borrower;

               (vii) Environmental Matters. Receipt of any notice that the operations of Borrower, any other Obligor or any Subsidiary of Borrower are not in full compliance with any of the requirements of any applicable Environmental Law or Occupational Safety and Health Law; receipt of notice that Borrower, any other Obligor or any Subsidiary of Borrower is subject to any Federal, state or local investigation evaluating whether any remedial action is needed to respond to the release of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance into the environment; or receipt of notice that any of the Properties or assets of Borrower, any other Obligor or any Subsidiary of Borrower are subject to an "Environmental Lien." For purposes of this
     Section 8.01(k)(vii), "Environmental Lien" shall mean a Lien in favor of any governmental or regulatory agency, entity, authority or official for
     (1) any liability under Environmental Laws or (2) damages arising from or costs incurred by any such governmental or regulatory agency, entity, authority or official in response to a release of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance into the environment;

               (viii) Material Adverse Change. The occurrence of any material adverse change in the business, operations or condition, financial or otherwise, of Borrower, any other Obligor or any Subsidiary of Borrower;

               (ix) Change in Management or Line(s) of Business. Any material change in the senior management of Borrower or any Subsidiary of Borrower or any change in Borrower's or any Subsidiary of Borrower's line(s) of business; and

               (x) Other Notices. Any notices required to be provided pursuant to other provisions of this Agreement and notice of the occurrence of such other events as Bank may from time to time reasonably specify.

          8.02 Negative Covenants of Borrower. Borrower covenants and agrees that, so long as Bank has any obligation to make any Loan hereunder or any of Borrower's Obligations remain unpaid, unless the prior written consent of Bank is obtained:

          (a) Limitation on Indebtedness. Neither Borrower nor any Subsidiary of Borrower will incur or be obligated on any Indebtedness, either directly or indirectly, by way of Guarantee, suretyship or otherwise, other than:

               (i) Indebtedness evidenced by the Notes;

               (ii) Indebtedness in a principal amount not to exceed $1,000,000.00 outstanding at any given time which is subordinated in a manner acceptable to Bank, in its sole and absolute discretion, to Borrower's Obligations;

               (iii) Indebtedness other than to Bank incurred to finance the purchase of capital assets provided that (A) the principal amount of the indebtedness incurred in each instance does not exceed the purchase price of the asset(s) being acquired; and (B) the principal amount of such indebtedness incurred shall not exceed $1,500,000.00 for the fiscal year of Borrower ending December 31, 2001 and for each fiscal year of Borrower thereafter;

               (iv)   Indebtedness   reflected  on  the  most  recent  financial
     statements of Borrower furnished to Bank;

               (v) Unsecured trade accounts payable incurred in the ordinary course of business;

               (vi) Indebtedness representing loans against life insurance policies of Borrower or any Subsidiary of Borrower in an amount not to exceed the aggregate cash surrender value of such life insurance policies; and

               (vii) Subordinated Indebtedness.

          (b) Limitations on Liens. Borrower will not create, incur, assume or suffer to exist, and will not cause or permit any Subsidiary of Borrower to create, incur, assume or suffer to exist, any Lien on any of its Property, assets or revenues other than:

               (i) Liens  presently in existence which are described on Schedule
     7.12 attached hereto;

               (ii) Purchase money liens or security interests covering the property acquired with the proceeds of Indebtedness permitted to be incurred under Section 8.02(a)(iv) above;

               (iii) Pledges or deposits in connection with or to secure workmen's compensation, unemployment insurance, pension or other employee benefits;

               (iv) Any Lien renewing, extending or refunding any Lien permitted hereunder, provided that the principal amount of Indebtedness secured by such Lien is not increased and such Lien is not extended to cover any other Property or assets of Borrower or any Subsidiary of Borrower; and

               (v) Subject to Section 8.01(d)(i), Liens for taxes, assessments or governmental charges or levies on Property of Borrower or any Subsidiary of Borrower if the same are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in form and amount satisfactory to Bank are provided.

          (c) Sale of Property. Neither Borrower nor any Subsidiary of Borrower will sell, lease, transfer or otherwise dispose of any Property or assets of Borrower or such Subsidiary of Borrower, as the case may be, except in the ordinary course of business; provided, however, that the foregoing shall not preclude Borrower or any Subsidiary of Borrower from selling, leasing, transferring or otherwise disposing of less than substantially all of its Property or assets so long as (i) the aggregate book value of all such Property or assets sold, leased, transferred or otherwise disposed of in any given fiscal year does not exceed $500,000.00; and (ii) the purchase price for said Property or assets shall be equal to or greater than the depreciated book value of said Property or assets.

          (d) Mergers and Consolidations. Neither Borrower nor any Subsidiary of Borrower will merge or consolidate with any other Person or sell, transfer or convey all or a substantial part of its Property or assets to any Person, except that Subsidiaries of Borrower may merge with each other or into Borrower.

          (e) Acquisitions. Neither Borrower nor any Subsidiary of Borrower will acquire all or substantially all of the stock or assets of any Person.

          (f) Fiscal Year. Neither Borrower nor any Subsidiary of Borrower will change their respective fiscal years.

          (g) Stock Redemptions and Distributions. Borrower will not make or declare or incur any liability to make any Distribution in respect of the capital stock of Borrower.

          (h) Transactions with Related Parties. Neither Borrower nor any Subsidiary of Borrower will, directly or indirectly, engage in any material transaction, in the ordinary course of business or otherwise, with any Related Party unless such transaction is upon fair market terms, is not disadvantageous in any material respect to Bank and has been approved by a majority of the disinterested directors of Borrower or such Subsidiary of Borrower, as the case may be (or, if none of such directors are disinterested, by a majority of the directors), as being in the best interests of Borrower or such Subsidiary of Borrower, as the case may be. In addition, neither Borrower nor any Subsidiary of Borrower shall (i) transfer any Property or assets to any Related Party or
(ii) purchase or sign any agreement to purchase any stock or other securities of any Related Party (whether debt, equity or otherwise), underwrite or Guarantee the same, or otherwise become obligated with respect thereto.

          (i) Capital Expenditures. Neither Borrower nor any Subsidiary of Borrower will make any Capital Expenditures or enter into any Capitalized Leases which in the aggregate (for Borrower and all Subsidiaries of Borrower) exceed the amount indicated during each of the following periods:

          $2,750,000.00                April 2, 2001 to December 31, 2001
          $3,000,000.00                January 1, 2002 to December 31, 2002
          $3,250,000.00                January 1, 2003 to December 31, 2003
          $3,250,000.00                January 1, 2004 to December 31, 2004
          $3,250,000.00                January 1, 2005 to October 15, 2005


          (j) Loans and Investments. Neither Borrower nor any Subsidiary of Borrower will make any loans or advances or extensions of credit to (other than extensions of credit in the ordinary course of business), purchase any stocks, bonds, notes, debentures or other securities of, make any expenditures on behalf of, or in any manner assume liability (direct, contingent or otherwise) for the Indebtedness of any Person, except that Borrower and the Subsidiaries of Borrower may:

               (i) Make or permit to remain outstanding loans or advances to any Subsidiary of Borrower;

               (ii) Acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to Borrower or any Subsidiary of Borrower;

               (iii) Own, purchase or acquire (A) prime commercial paper and certificates of deposit in United States commercial banks (having capital resources in excess of $100,000,000.00), in each case due within one (1) year from the date of purchase and payable in the United States in United States dollars, (B) obligations of the United States government or any agency thereof, (C) obligations guaranteed directly by the United States government or (D) repurchase agreements of United States commercial banks (having capital resources in excess of $100,000,000.00) for terms of less than one (1) year; and

               (iv) Make or permit to remain outstanding travel and other like advances to officers and employees of Borrower or any Subsidiary of Borrower in the ordinary course of business; and

               (v) Redeem or repurchase outstanding capital stock of Borrower provided that (A) the aggregate amounts expended with respect to such transactions in any given year shall not exceed $200,000.00 or (B) Borrower has obtained Bank's prior written consent, which such consent shall not be unreasonably withheld.

          (k) Dissolution or Liquidation. Neither Borrower nor any Subsidiary of Borrower will seek or permit the dissolution or liquidation of Borrower in whole or in part.

          (l) Leases. Neither Borrower nor any Subsidiary of Borrower will enter into or permit any new agreements to rent or lease (as lessee) any real or personal property for initial terms (including options to renew or extend any term, whether or not exercised) of more than one (1) year which in the aggregate (for Borrower and all Subsidiaries of Borrower) provide for payments during any consecutive twelve-month (12-month) period in excess of (i) for the period commencing from the date hereof and ending December 31, 2002, $450,000.00 and
(ii) from January 1, 2003 and thereafter, $375,000.00.

          (m) Change in Nature or Ownership of Business. Neither Borrower nor any Subsidiary of Borrower will make or permit any material change in the nature or ownership of its business. A material change in ownership shall mean a sale of more than Forty-Three Percent (43%) of the equity of a Borrower.

          (n) Pension Plans. Neither Borrower nor any Subsidiary of Borrower shall (a) permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan or (b) engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by Borrower or any Subsidiary of Borrower of any material liability, fine or penalty. Neither Borrower nor any Subsidiary of Borrower shall become obligated to contribute to any Pension Plan or Multiemployer Plan other than any such plan or plans in existence on the date hereof.

          (o) Limitation on Borrower's Canadian Subsidiaries Indebtedness. Neither Borrower nor any Subsidiary of Borrower shall permit any Subsidiary of Borrower that is organized under the laws of Canada to incur any Indebtedness other than (i) Indebtedness under the Pledged Note, provided that the principal thereof shall at no time exceed the sum of $1,125,000.00, (ii) purchase money Indebtedness obtained from third parties to finance the purchase of capital assets, provided that such purchase money Indebtedness shall at no time exceed the sum of $200,000.00, or (iii) that certain Guarantee dated May 15, 2002 executed by LMIV Holding Ltd. in favor of Brian Geary, guaranteeing payment of that certain Subordinated Non-Negotiable Promissory Note dated May 16, 2002 in the original principal amount of $1,300,000.00 executed by LMI Aerospace, Inc. in favor of Brian Geary.

          8.03 Use of Proceeds. Borrower agrees that (i) the proceeds of Term Loan A will be used solely for the acquisition of assets of Tempco Engineering, Inc., a California corporation and Hyco Precision, Inc., a California corporation, the proceeds of Term Loan C will be used solely for the acquisition of the stock of Versaform Corp., a California corporation 541775 B.C. Ltd., a corporation organized under the laws of the province of British Columbia, Canada and Versaform Canada Corporation, a corporation organized under the laws of the province of British Columbia, Canada and the proceeds of the remaining Loans will be used solely for general working capital; (ii) none of such proceeds will be used in violation of any applicable law or regulation; and (iii) Borrower will not engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended.

SECTION 9.  EVENTS OF DEFAULT.

          If any of the following (each of the following herein sometimes called an "Event of Default") shall occur and be continuing:

          9.01 Borrower shall fail to pay any of Borrower's Obligations as and when the same shall become due and payable, whether by reason of demand, acceleration or otherwise, and such failure remains unremedied for ten (10) days after written notice thereof shall have been given to Borrower by Bank.

          9.02 Any representation or warranty of Borrower made in this Agreement, in any other Transaction Document to which Borrower is a party or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made or effected;

          9.03 Borrower shall fail to perform or observe any term, covenant or provision contained in Section 8.01(i), Section 8.02 or Section 8.03;

          9.04 Borrower shall fail to perform or observe any other term, covenant or provision contained in this Agreement and any such failure remains unremedied for ten (10) days after written notice thereof shall have been given to Borrower by Bank;

          9.05 This Agreement or any of the other Transaction Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by Borrower, or if the transactions completed hereunder or thereunder shall be contested by Borrower or if Borrower shall deny that it has any or further liability or obligation hereunder or thereunder;

          9.06  Borrower,  any Subsidiary of Borrower or any other Obligor shall
(i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself, himself or herself or of a substantial part of its, his or her Property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself, himself or herself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its, his or her inability or fail generally to pay its, his or her debts as they become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing;

          9.07 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower, any Subsidiary of Borrower or any other Obligor, or of a substantial part of the Property or assets of Borrower, any Subsidiary of Borrower or any other Obligor, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of Borrower, any Subsidiary of Borrower or any other Obligor or of a substantial part of the Property or assets of Borrower, any Subsidiary of Borrower or any other Obligor or (iii) the winding-up or liquidation of Borrower, any Subsidiary of Borrower or any other Obligor, and such proceeding or petition shall continue undismissed for forty-five (45) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for forty-five (45) consecutive days;

          9.08 An "Event of Default" (as defined therein) shall occur under or within the meaning of the Security Agreements;

          9.09 An "Event of Default" (as defined therein) shall occur under or within the meaning of the Patent, Trademark and License Security Agreement;

          9.10 An "Event of Default" (as defined therein) shall occur under or within the meaning of the Kansas Mortgage;

          9.11 An "Event of Default" (as defined therein) shall occur under or within the meaning of the Kansas Assignment of Leases and Rents;

          9.12 An "Event of Default" (as defined therein) shall occur under or within the meaning of the Missouri Deed of Trust;

          9.13 An "Event of Default" (as defined therein) shall occur under or within the meaning of the Oklahoma Mortgage;

          9.14 An "Event of Default" (as defined therein) shall occur under or within the meaning of the Oklahoma Assignment of Leases and Rents;

          9.15 The Subordination Agreement shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of the Subordination Agreement shall be contested or denied by the Subordinated Creditor, or if the Subordinated Creditor shall deny that he has any further liability or obligation under such Subordination Agreement or if the Subordinated Creditor shall fail to comply with or observe any of the terms, provisions or conditions contained in such Subordination Agreement;

          9.16 Borrower, any Subsidiary of Borrower, or any other Obligor shall be declared by Bank to be in default on, or pursuant to the terms of, (1) any other present or future obligation to Bank, including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation, or (2) any other present or future agreement purporting to convey to Bank a Lien upon any Property or assets of Borrower, such Subsidiary of Borrower or such other Obligor, as the case may be;

          9.17 Borrower, any Subsidiary of Borrower or any other Obligor shall fail (and such failure shall not have been cured or waived) to perform or observe any term, provision or condition of, or any other default or event of default shall occur under, any agreement, document or instrument evidencing, securing or otherwise relating to any outstanding Indebtedness of Borrower, such Subsidiary of Borrower or such other Obligor, as the case may be, for borrowed money (other than Borrower's Obligations), if the effect of such failure or default (after taking into account all applicable cure periods and waivers) is to cause or permit such Indebtedness to be declared to be due and payable or otherwise accelerated, or to be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

          9.18 Borrower, any Subsidiary of Borrower or any other Obligor shall have a judgment in excess of $50,000.00 entered against it, him or her by a court having jurisdiction in the premises and such judgment shall not be appealed in good faith or satisfied by Borrower, such Subsidiary of Borrower or such other Obligor, as the case may be, within thirty (30) days after the entry of such judgment;

          9.19 The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by Borrower, any ERISA Affiliate or any Subsidiary of Borrower; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by Borrower, any ERISA Affiliate or any Subsidiary of Borrower from any Multiemployer Plan; or the incurrence of any material increase in the contingent liability of Borrower or any Subsidiary of Borrower with respect to any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA which covers retired employees and their beneficiaries; or

          9.20 The institution by Borrower, any ERISA Affiliate or any Subsidiary of Borrower of steps to terminate any Pension Plan if, in order to effectuate such termination, Borrower, such ERISA Affiliate or such Subsidiary of Borrower, as the case may be, would be required to make a contribution to such Pension Plan, or would incur a liability or obligation to such Pension Plan, in excess of $50,000.00; or the institution by the PBGC of steps to terminate any Pension Plan;

          THEN, and in each such event (other than an event described in Sections 9.06 or 9.07), Bank may declare that its obligation to lend funds under this Agreement has terminated, whereupon such obligation of Bank shall be immediately and forthwith terminated and Bank may further declare the entire outstanding principal balance of and all accrued and unpaid interest on the Notes issued under this Agreement and all other amounts payable by Borrower hereunder to be forthwith due and payable, whereupon all of the unpaid principal balance, accrued and unpaid interest and all such other amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and Bank may exercise any and all other rights and remedies which it may have under any of the other Transaction Documents or under applicable law; provided, however, that upon the occurrence of any event described in Sections 9.06 or 9.07, Bank's obligation to lend funds under this Agreement shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on the Notes issued under this Agreement and all other amounts payable by Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and Bank may exercise any and all other rights and remedies which it may have under any of the other Transaction Documents or under applicable law.

SECTION 10.  GENERAL.

          10.01 No Waiver. No failure or delay by Bank in exercising any right, remedy, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies provided herein and in the other Transaction Documents are cumulative and not exclusive of any remedies provided by law. Nothing herein contained shall in any way affect the right of Bank to exercise any statutory or common law right of banker's lien or set-off.

          10.02 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, Bank is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower) and to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Bank and any and all other indebtedness at any time owing by Bank to or for the credit or account of Borrower against any and all of Borrower's Obligations irrespective of whether or not Bank shall have made any demand hereunder or under any of the other Transaction Documents and although such obligations may be contingent or unmatured. Bank agrees to promptly notify Borrower after any such set-off and application made by Bank, provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Bank under this Section 10.02 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which Bank may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of Bank to exercise any right of set-off or counterclaim it may have against Borrower and to apply the amount subject to such exercise to the payment of indebtedness of Borrower unrelated to this Agreement or the other Transaction Documents.

          10.03 Cost and Expenses. Borrower agrees, whether or not any Loan is made hereunder, to pay Bank upon demand (i) all out-of-pocket costs and expenses and all Attorneys' Fees of Bank in connection with the preparation, negotiation, execution and administration of this Agreement, the Note and the other Transaction Documents, (ii) all recording, filing, title insurance, surveying and appraisal fees incurred in connection with this Agreement and the other Transaction Documents, (iii) all out-of-pocket costs and expenses and all Attorneys' Fees of Bank in connection with the preparation of any waiver or consent hereunder or any amendment hereof or any Event of Default or alleged Event of Default hereunder, (iv) if an Event of Default occurs, all out-of-pocket costs and expenses and all Attorneys' Fees incurred by Bank in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom and (v) all other Attorneys' Fees incurred by Bank relating to or arising out of or in connection with this Agreement or any of the other Transaction Documents. Borrower further agrees to pay or reimburse Bank for any stamp or other taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement, the Note, the Security Agreements or any of the other Transaction Documents. All of the obligations of Borrower under this Section 10.03 shall survive the satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

          10.04 Environmental Indemnity. Borrower hereby agrees to indemnify Bank and hold Bank harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and Attorneys' Fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Bank for, with respect to or as a direct or indirect result of the violation by Borrower or any Subsidiary of Borrower of any Environmental Laws; or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, properties utilized by Borrower and/or any Subsidiary of Borrower in the conduct of their respective businesses into or upon any land, the atmosphere or any watercourse, body of water or wetland, of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance
(including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws); and the provisions of and undertakings and indemnification set out in this Section
10.04 shall survive the satisfaction and payment of Borrower's Obligations and the termination of this Agreement. Notwithstanding the foregoing, Borrower shall have no obligation to the Bank under this Section 10.04 with respect to indemnified liabilities arising from the gross negligence or willful misconduct of Bank as determined by a court of competent jurisdiction.

          10.05 General Indemnity. In addition to the payment of expenses pursuant to Section 10.03, whether or not the transactions contemplated hereby shall be consummated, Borrower hereby agrees to indemnify, pay and hold Bank and any holder(s) of the Note, and the officers, directors, employees, agents and affiliates of Bank and such holder(s) (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnities in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnities shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnities, in any manner relating to or arising out of this Agreement, any of the other Transaction Documents or any other agreement, document or instrument executed and delivered by Borrower or any other Obligor in connection herewith or therewith, the statements contained in any commitment letters delivered by Bank, Bank's agreement to make the Loans hereunder or the use or intended use of the proceeds of any Loan hereunder (collectively, the "indemnified liabilities"); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the
Indemnities or any of them. The provisions of the undertakings and indemnification set out in this Section 10.05 shall survive satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

          10.06 Authority to Act. Bank shall be entitled to act on any notices and instructions (telephonic or written) believed by Bank to have been delivered by any person authorized to act on behalf of Borrower pursuant hereto, regardless of whether such notice or instruction was in fact delivered by a person authorized to act on behalf of Borrower, and Borrower hereby agrees to indemnify Bank and hold Bank harmless from and against any and all losses and expenses, if any, ensuing from any such action.

          10.07 Notices. Any notice, request, demand, consent, confirmation or other communication hereunder shall be in writing and delivered in person or sent by telegram, telex, telecopy or registered or certified mail, return receipt requested and postage prepaid, if to Borrower at 3600 Mueller Road, St. Charles, Missouri 63302, Attention: Ronald S. Saks, or if to Bank at 8182 Maryland Avenue, St. Louis, Missouri 63105, Attention: Patricia A. O'Herin, or at such other address as either party may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telegram, telex or telecopy, or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail.

          10.08 Consent to Jurisdiction. BORROWER IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, AS BANK MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND BORROWER FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT
FORUM. BORROWER HEREBY EXPRESSLY WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. BORROWER AUTHORIZES THE SERVICE OF PROCESS UPON BORROWER BY REGISTERED MAIL SENT TO BORROWER AT ITS ADDRESS SET FORTH IN SECTION 10.07.

          10.09 Bank's Books and Records. Bank's books and records showing the account between Borrower and Bank shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof thereof.

          10.10 Governing Law; Amendments. This Agreement, the Note, the Security Agreements and all of the other Transaction Documents shall be governed by and construed in accordance with the internal laws of the State of Missouri, and this Agreement and the other Transaction Documents may not be changed, nor may any term, condition or Event of Default be waived, modified, or discharged orally but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. To the extent of any inconsistencies between the terms and provisions of this Agreement and the other Transaction Documents, the terms and provisions of this Agreement shall govern and control.

          10.11 References; Headings for Convenience. Unless otherwise specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, and all references herein to Exhibits "A", "B", "C", "D", "E" and "F" refer to annexed Exhibits "A", "B", "C", "D", "E" and "F" which are hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

          10.12 Subsidiary Reference. Any reference herein to a Subsidiary or Consolidated Subsidiary of Borrower, and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to Borrower and its Subsidiaries or Consolidated Subsidiaries or which is to be determined on a "consolidated" or "consolidating" basis, shall apply only to the extent Borrower has any Subsidiaries or Consolidated Subsidiaries and, where applicable, to the extent any such Subsidiaries are consolidated with Borrower for financial reporting purposes.

          10.13 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of Borrower and its successors and Bank and its successors and assigns. Borrower may not assign or delegate any of its rights or obligations under this Agreement.

          10.14 No Oral Agreements; Entire Agreement. Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt, including promises to extend or renew such debt, are not enforceable. To protect Borrower and Bank from misunderstanding or disappointment, any agreements reached by Borrower and Bank covering such matters are contained in this Agreement and the other Transaction Documents, which Agreement and other Transaction Documents are a complete and exclusive statement of the agreements between Borrower and Bank, except as Borrower and Bank may later agree in writing to modify them. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof.

          10.15 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          10.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.17 Resurrection of Borrower's Obligations. To the extent that Bank receives any payment on account of any of Borrower's Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or Federal law, common law or equitable cause, then, to the extent of such payment(s) received, Borrower's Obligations or part thereof intended to be satisfied and any and all Liens upon or pertaining to any Property or assets of Borrower and theretofore created and/or existing in favor of Bank as security for the payment of such Borrower's Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by Bank and applied on account of Borrower's Obligations.

          ORAL AGREEMENTS OR COMMITMENTS TO LEND MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND BANK FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER AND BANK COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT, WHICH AGREEMENT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWER AND BANK, EXCEPT AS BORROWER AND BANK MAY LATER AGREE IN WRITING TO MODIFY THEM.


                             Signature page follows.

          IN WITNESS WHEREOF, the parties have executed this Eighth Amendment to and Restatement of Loan Agreement as of the date first written above.

                             LMI AEROSPACE, INC. (formerly known as
                             Leonard's Metal, Inc.)

                             By  /s/ Lawrence E. Dickinson
                                ----------------------------------------------
                                 Lawrence E. Dickinson, Vice President and
                                 Chief Financial Officer


                             LMI FINISHING, INC.

                             By  /s/ Lawrence E. Dickinson
                                ----------------------------------------------
                                 Lawrence E. Dickinson, Vice President and
                                 Chief Financial Officer


                             LEONARD'S METAL, INC.
                             (formerly known as LMI Acquisition, Inc.)

                              By  /s/ Lawrence E. Dickinson
                                ----------------------------------------------
                                 Lawrence E. Dickinson, Vice President and
                                 Chief Financial Officer


                              PRECISE MACHINE COMPANY

                              By  /s/ Lawrence E. Dickinson
                                ----------------------------------------------
                                 Lawrence E. Dickinson, Vice President and
                                 Chief Financial Officer


                              TEMPCO ENGINEERING, INC.
                              (formerly known as Metal Corporation

                              By  /s/ Lawrence E. Dickinson
                                ----------------------------------------------
                                 Lawrence E. Dickinson, Vice President and
                                 Chief Financial Officer


                               VERSAFORM CORP.

                              By  /s/ Lawrence E. Dickinson
                                ----------------------------------------------
                                 Lawrence E. Dickinson, Vice President and
                                 Chief Financial Officer


                              UNION PLANTERS BANK, N.A.

                              By  /s/ Patricia A. O'Herin
                                ----------------------------------------------
                                 Patricia A. O'Herin, Executive Vice President